Exhibit 4.2

THE COCA-COLA COMPANY

AND

BANKERS TRUST COMPANY

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 24, 1992

DEBT SECURITIES

Supplemental to Amended and Restated Indenture

Dated as of April 26, 1988

FIRST SUPPLEMENTAL INDENTURE, dated as of February 24, 1992, between THE COCA-COLA COMPANY, a Delaware corporation, having its principal office at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313 (hereinafter called the “Company”), and BANKERS TRUST COMPANY, a New York corporation, as Trustee under the Indenture mentioned below (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore entered into an Amended and Restated Indenture dated as of April 26, 1988 (hereinafter called the “Original Indenture”) to provide, among other things, for the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture;

WHEREAS, Section 10.01 of the Original Indenture provides that, without the consent of the Holders of any of the Securities currently outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Original Indenture for the purpose of, among other things, curing any ambiguity, correcting or supplementing any provision therein which may be defective or inconsistent with any other provision therein, or making any other provisions in regard to matters or questions arising under the Original Indenture as the Board of Directors of the Company may deem necessary or desirable and which does not adversely affect the interests of the Holders of the Securities;

WHEREAS, the Company desires to issue Securities in uncertificated form (to be represented by a global Security or Securities) and to add to the provisions of the Original Indenture certain provisions with respect to such Securities;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture, and the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it;

WHEREAS, all acts and proceedings required by law, by the Original Indenture and by the Certificate of Incorporation and By-laws of the Company necessary to constitute this First Supplemental Indenture a valid and binding agreement of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

(1)           terms used herein in capitalized form and defined in the Original Indenture shall have the meanings specified in the Original Indenture;

(2)           the words “herein”, “hereof” and “hereunder” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(3)           the term defined in the first paragraph of the Recitals herein shall have the meaning specified therein.

For all purposes of the Original Indenture, except as otherwise expressly provided or unless the context otherwise requires:

The terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

“First Supplemental Indenture” or this “Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Original Indenture, as amended or supplemented.

ARTICLE II

MODIFICATION

Section 2.01          Amendment to Section 1.01 of the Original Indenture.  Section 1.01 of the Original Indenture is hereby amended by adding thereto a new definition reading in full as follows:

Depositary

The term “Depositary” shall mean, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have been appointed pursuant to Section 3.05, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Section 2.02          Addition of Section 2.05 to the Original Indenture.  Section 2.05 is hereby added to the Original Indenture reading in full as follows:

Section 2.05          Issuance of Global Securities.

If Securities of a series are issuable in whole or in part in global form, as established pursuant to Section 3.01, then such global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities of such series. Any endorsement of a global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03.

Global Securities may be issued only in registered form and in either temporary or permanent form.

Section 2.03          Amendment to Section 3.01 of the Original Indenture.  Clause (8) of Section 3.01 is hereby amended to read in full as follows:

(8) the form of Securities, and the extent, if any, to which any of the Securities will be issuable in global form and, in such case, the Depositary for such global Security or Securities, and the terms and conditions, if any, upon which such global Security may be exchanged in whole or in part for definitive Securities.

Section 2.04          Amendment to Section 3.03 of the Original Indenture.  Section 3.03 of the Original Indenture is hereby amended by inserting after the third paragraph thereto two new paragraphs reading in full as follows:

If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and a Company Order for the authentication and delivery of such global Securities with respect to such series, authenticate and deliver one or more global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more global Securities, (ii) shall be registered in the name of the Depositary for such global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.

Each Depositary designated pursuant to Section 3.01 for a global Security must, at the time of its designation and at all times while it serves as Depositary,

be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Section 2.05          Amendment to Section 3.05 of the Original Indenture.  Section 3.05 of the Original Indenture is hereby amended by adding after the seventh paragraph thereto the following paragraphs reading in full as follows:

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01(8) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms in definitive form, on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, without service charge:

(a)           to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and

(b)           to such Depositary a new global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations, and delivered to such addresses, as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered or to the Depositary.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

Section 2.06          Addition of Section 3.11 to the Original Indenture.  Section 3.11 is hereby added to the Original Indenture, reading in full as follows:

Section 3.11 Regarding Beneficial Ownership Interests in Global Securities.

None of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Securities Registrar will have the responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and they shall be fully protected in acting or refraining from acting on any such information provided by the Depositary.

Section 2.07          Amendment to the Table of Contents to the Original Indenture.  The Table of Contents to the Original Indenture is hereby amended to reflect the additions and amendments effected hereby.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01          Representations, Warranties, Covenants and Agreements of the Company.  The Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

Section 3.02          Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee’s Approval of the form of this First Supplemental Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.04          Successors and Assigns.  All covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 3.05          Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06          Benefits of Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Securities Registrar and their successors under the Indenture and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 3.07          Governing Law.  This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

*              *              *              *

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, THE COCA-COLA COMPANY, party of the first part, has caused this First Supplemental Indenture to be duly executed and its corporate seal to be hereunto affixed, and the same to be attested; and BANKERS TRUST COMPANY, party of the second part, has caused this First Supplemental Indenture to be duly executed and its corporate seal to be hereunto affixed, and the same to be attested, all as of the day and year written above.

(SEAL)	THE COCA-COLA COMPANY

ATTEST:	By:	LANCE E. DISLEY
Vice President and Treasurer
CAROL CROFOOT HAYES
Assistant Secretary

(SEAL)	BANKERS TRUST COMPANY

ATTEST:	By:	REMO J. REALE
Assistant Vice President
SUSAN GAON
Assistant Secretary

STATE OF GEORGIA	)
	)	SS.:
COUNTY OF FULTON	)

On this 17th day of March, 1992, before me personally came Lance E. Disley to me known, who, being by me duly sworn, did depose and say that he resides at Atlanta, Georgia; that he is Vice President and Treasurer of THE COCA-COLA COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

CATHY A. DEL TORO
Notary Public
Gwinnett County, Georgia
[NOTARIAL SEAL]	My Commission Expires Dec. 26, 1994

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the 17th of March, 1992, before me personally came Remo J. Reale to me known, who, being by me duly sworn, did depose and say that he resides at Garden City, New York; that he is Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

MARJORIE STANLEY
Notary Public, State of New York
No. 41-4986405
Qualified in Queens County
Certificate filed in New York County
[NOTARIAL SEAL]	Commission Expires Sept. 16, 1993